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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 11, 2000



                            FIRST INDIANA CORPORATION
             (Exact name of registrant as specified in its charter)


          Indiana                      0-14354                 35-1692825
  (State or jurisdiction of          (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


 135 N. Pennsylvania Street, Suite 2800
        Indianapolis, Indiana                                  46204
(Address of principal executive offices)                     (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (317) 269-1200


                                Not applicable
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On December 11, 2000, First Indiana Corporation ("First Indiana") announced that its Board of Directors had authorized management to file an application with the Office of the Comptroller of the Currency to charter a national bank to assume most of the assets and liabilities of First Indiana Bank, First Indiana's subsidiary thrift institution.

     Pursuant to General Instruction F to Form 8-K, the press release issued December 11, 2000 concerning the merger is incorporated herein by reference and is attached hereto as Exhibit 20.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

              Exhibit No.         Exhibit
              -----------         -------

                 20                Press Release dated December 11, 2000


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                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            FIRST INDIANA CORPORATION


Date: December 11, 2000                       By:    /s/ Owen B. Melton, Jr.
                                                     ------------------------
                                                         Owen B. Melton, Jr.
                                                         President and Chief
                                                         Operating Officer


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N   E   W   S
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                                                               December 11, 2000

                                            Beth Copeland - Media (317) 269-1395
                                  William J. Brunner - Shareholders and Analysts
                                                                  (317) 269-1614

                                                FOR RELEASE AFTER 4:00 P.M.  EST

                      FIRST INDIANA CORPORATION TO CHARTER
                            NATIONAL BANK SUBSIDIARY

   New Bank Will Assume Most of Assets and Liabilities of Corporation's Thrift
                         Subsidiary, First Indiana Bank

         (Indianapolis) - The Board of Directors of First Indiana Corporation has authorized management to file an application with the Office of the Comptroller of the Currency to charter a national bank. The new bank will be named First Indiana Bank, N.A., and will assume most of the assets and liabilities of the Corporation's existing subsidiary thrift institution. Once the charter is approved, First Indiana Bank will conduct its operations primarily through the new national bank.
         "Chartering  a  national  bank is the  final  step in  First  Indiana's transformation from a thrift to a commercial bank," said Robert H. McKinney, Chairman. "Over the past five years, First Indiana has emphasized serving the comprehensive financial needs of businesses in our community, as we have shifted from our historical focus on mortgage banking."
         Recent growth in First Indiana's business lending activities has accelerated the chartering of a national bank. At September 30, 2000, First Indiana's business loans outstanding stood at $196 million, or 9.3 percent of assets. Current thrift law generally limits First Indiana's business loans outstanding to 10 percent of assets. National bank regulations contain no such restriction.
         "Adopting a national bank charter enables us to expand our business lending relationships to meet the needs of Central Indiana's business community," Mr. McKinney explained. "In addition," he said, "the recent merger of The Somerset Group with First Indiana makes available a full array of tax planning, wealth management, and consulting services to our business clients and their owners and employees. A national bank charter will help First Indiana and Somerset join forces to create comprehensive financial solutions for our clients."
         Following regulatory approval, First Indiana will transfer the majority of its banking assets and liabilities to the new bank. Thrift regulations provide greater flexibility for financial institutions that operate in numerous states. Accordingly, First Indiana's current thrift subsidiary will be retained for purposes of facilitating its interstate consumer lending business.
         Management intends to file the application by December 31, 2000. Bank regulatory approval is expected to occur during the first half of 2001. Approval of First Indiana Corporation's shareholders will not be required, and no reduction in employees will occur as a result of the new charter.
         First Indiana Corporation (NASDAQ - FISB) is the largest bank or thrift holding company based in Indianapolis. First Indiana Bank has $2.1 billion in assets and 24 offices in Metropolitan Indianapolis, Franklin, Mooresville, Pendleton, Rushville, and Westfield. In addition to its retail banking operations, First Indiana has construction and consumer loan offices throughout Indiana and in Arizona, Florida, Illinois, North Carolina, Oregon, and Ohio. The Bank also originates consumer loans in 42 states through a national network. Through Somerset Financial Services and FirstTrust Indiana, First Indiana offers a full array of tax planning, consulting, wealth management, and investment advisory and trust services. Information about First Indiana is available on the Internet at www.firstindiana.com.
         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. First Indiana intends such forward-looking statements to be covered by the safe harbor provisions in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe-harbor provisions. First Indiana's ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and involves a number of risks and uncertainties. In particular, among the factors that could cause actual results to differ materially are statutory or regulatory changes, significant unanticipated judicial decisions, or substantial changes in financial markets in general or the business and commercial loan market in particular. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.